Exhibit (j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 23, 2021, with respect to the financial statements of Federated Hermes Government Obligations Fund, a series of Federated Hermes Money Market Obligations Trust, as of July 31, 2021, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

March 28, 2022